UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 23, 2005

                         Money Centers of America, Inc.
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               (Exact Name of Registrant as Specified in Charter)

    Delaware                      000-49723              23-2929364
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(State or Other Jurisdiction    (Commission            (IRS Employer
   of Incorporation)            File Number)         Identification No.)

700 South Henderson Road, Suite 325    King of Prussia, Pennsylvania    19406
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                 (Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code  (610) 354-8888


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]       Written  communications  pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]       Soliciting  material  pursuant to Rule 14a-12  under the Exchange
Act (17 CFR 240.14a-12)

[ ]       Pre-commencement  communications  pursuant to Rule  14d-2(b)under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]       Pre-commencement   communications   pursuant   to  Rule 13e-4(c) under
 the Exchange Act (17 CFR 240.13e-4 (c))

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          Item 2.03.  Creation of a Direct Financial Obligation or an Obligation
                 under an Off-Balance Sheet Arrangement of a Registrant

            From September 23, 2005 through October 3, 2005, the Registrant issued four promissory notes in the aggregate amount of $625,000 to four individuals, including the uncle and the brother of its Chief Executive Officer, and its Chief Financial Officer, in exchange for loans in the same amount. These notes bear interest at 10% per annum and all principal and interest is due at maturity on June 22, 2005 or earlier at the option of each holder upon a Change in Control. "Change in Control" is defined as (i) a consolidation or merger of the Registrant with or into any other corporation or corporations or any other transaction in which the holders of the Registrant's outstanding shares of capital stock immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger, (ii) the sale of all or substantially all of the assets of the Registrant or (iii) any occurrence as a result of which more than 50% of the voting capital stock of the Registrant is held by a person or persons other than a current holder or current holders of more than 50% of the voting capital stock of the Registrant.

            In the event that a Note is not repaid in full within ninety (90) days (sixty (60) days with respect to one $250,000 Note) following the maturity date, additional interest is due and payable in an amount equal to twenty-five percent (25%) of the unpaid amount. Thereafter, additional interest accrues each sixty (60) days in an amount equal to twenty-five percent (25%) of the unpaid amount.

            Each Note is convertible into shares of the Registrant's common stock at an exercise price equal to 85% of the average of the mean of the closing "bid" and "ask" prices of the Registrant's common stock for the ten (10) trading days immediately prior to the date of exercise.

            Each Note is subject to earlier repayment at the option of the holder upon an event of default, which includes:

     o The Registrant's failure to pay the principal of or accrued interest on or late charges due under the Note within five (5) business days following the date when due.

     o The Registrant's default in any payment of principal of or interest on any obligations for borrowed money (other than under the Note, or any such obligation payable to the holder) or for the deferred purchase price of property, if the effect is to cause, or to permit the holder of such obligation to cause, such obligation to become due prior to its stated maturity.

     o    The Registrant's voluntary or involuntary bankruptcy.

     o Entry of one or more judgments against the Registrant in the aggregate amount of Two Hundred Thousand ($200,000) or more, if the Registrant does not obtain satisfaction, release, stay or dismissal within thirty
          (30) days thereof.

     o The failure of Christopher M. Wolfington, the Registrant's CEO, to cooperate with the holder in the holder's efforts to obtain a life insurance policy on his life at the holder's expense (with respect to two Notes in the aggregate amount of $500,000 issued to the CEO's uncle and brother).

         In addition, the holders of certain of the Notes were issued warrants to purchase an aggregate of 62,500 shares of the Registrant's common stock at an exercise price of $0.01 per share.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            MONEY CENTERS OF AMERICA, INC.


Date:  October 4, 2005                      By:/s/ Jason P. Walsh
                                                   ----------------------------
                                                   Jason P. Walsh
                                                   Chief Financial Officer